Exhibit 10(a)76

                CONFIDENTIAL SETTLEMENT AGREEMENT
                     AND RECEIPT AND RELEASE



STATE OF LOUISIANA

PARISH OF ORLEANS



     This is a Confidential Settlement Agreement and Receipt and

Release ("Agreement") between, on the one hand, Edwin A.

Lupberger ("Lupberger") and, on the other hand, Entergy

Corporation, Entergy Services, Inc., and any direct and indirect subsidiary or affiliated entity of either ("Company").

     WHEREAS, prior to May 26, 1998, Lupberger served as Chairman and Chief Executive Officer of the Company; and

     WHEREAS, on May 26, 1998, Lupberger requested to begin

transition to retirement by relinquishing both his duties as the

Chairman and Chief Executive Officer of the Company; and

     WHEREAS, at a special meeting of the Board of Directors of the Company on May 26, 1998, it was resolved that the Company grant Lupberger's request to begin the transition to retirement and to accept Lupberger's decision to relinquish his duties as

Chairman and Chief Executive Officer of the Company; and

     WHEREAS, a dispute has arisen with respect to the period of transition to retirement contemplated by each of the parties; and

     WHEREAS, the Board of Directors of the Company further

resolved on May 26, 1998, to study and decide upon an appropriate retirement package for Lupberger taking into account the various benefit plans in effect at the Company, Lupberger's eligibility thereunder being in some instances undisputed and in other

instances disputed, and also considering a compromise of disputed claims,

     NOW THEREFORE, for and in consideration of the provisions of this Agreement and the mutual benefits to be derived thereunder by the parties, Lupberger and the Company agree as follows:

     1.a. For and in consideration of the provisions set forth in paragraphs 2 and 7 below, the undersigned Lupberger does hereby fully acquit, release and forever discharge Company, its agents,

employees, directors, officers, attorneys, insurers, benefit plans and the administrators and fiduciaries thereof, and all of their predecessors, successors, and assigns ("Released Parties")

from any and all claims, causes of action and demands of any kind, whether known or unknown, and whether asserted or not,

which he has, ever has had, or ever in the future may have, and which are based on agreements, rights, benefit plans, acts and/or omissions, existing or occurring up to and including the date this Agreement is fully executed.  The items of consideration set forth in paragraph 2 are inclusive of any attorney's fees or costs Lupberger could claim or recover under any statute, common law theory, civil law theory and/or any other legal theory of recovery.

          b.   Lupberger does not waive or release

indemnification and insurance that Lupberger may have pursuant to indemnification and insurance arrangements of the Company

provided to directors and officers of the Company generally, nor does Lupberger agree to indemnify the Company for matters for which he would be indemnified or insured pursuant to such

arrangements.

     2.   The consideration for this Agreement is all of the

following:

          a.   All stock and stock options currently vested in

               Lupberger are the property of Lupberger and are

               unaffected by this Agreement.  In accordance with

               the terms and conditions of the Equity Ownership

               Plan, all options owned by Lupberger must be

               exercised no later than six (6) months from

               Lupberger's effective retirement date or by

               January 31, 1999.  As stated in paragraph 3 below,

               nothing herein expands or alters the provisions of

               the Equity Ownership Plan.

          b.   Lupberger retires effective August 1, 1998.

          c.   Lupberger will receive, in accordance with

               incentive plan provisions, and if goals are met,

               incentive compensation under the three Plans noted

               below prorated to August 1, 1998.  By illustration

               only, the amount of such incentive compensation

               reflecting a proration of the  "target" levels of

               achievement would equate to the following:

               $326,700       1998 Annual Incentive Plan

               $872,645       1996-1998 Long Term Incentive Plan

                              (at $27.625 per share and prorated

                              two-thirds to reflect 1996-1997

                              performance)

               $254,844       1998-2000 Long Term Incentive Plan

                              (at $27.625 per share)

               93,333 options 1998 grant of stock options under the

                              Equity Ownership Plan. As stated in

                              paragraph 3 below, nothing herein

                              expands or alters the provisions of

                              the Equity Ownership Plan.

          d.   Lupberger will receive a severance payment as

               follows:

               $800,000       One year base salary, plus

               $538,462       One week for each year of credited

                              service (35 years which includes

                              supplemental credited service per

                              prior agreement), which equals

               $1,338,462     Total severance payable in a lump

                              sum or at the bi-weekly rate of

                              $30,769.24 until paid, at

                              Lupberger's option.

               The  sum  of  $15,384.62, representing amounts  of

               miscellaneous   payments  unrelated   to   service

               performed  through  July 31,  1998,  and  paid  to

               Lupberger  after July 31, 1998, through  the  date

               that   this   Agreement  becomes   effective   and

               irrevocable under the terms of paragraph 14  below

               shall  be  credited against and shall  reduce  the

               total severance benefits thereafter due under this

               paragraph.  Lupberger acknowledges that it is  the

               Company's  position that he had no rights  to  the

               severance  payments provided herein, which  is  in

               part given in exchange for the receipt and release

               provided herein.

          e.   Subject  to paragraph 3 below and without limiting

               the   terms  and  limitations  contained  in   the

               Retirement   Plan  for  Non-Bargaining   Employees

               ("Qualified  Plan"),  and  the  System   Executive

               Retirement Plan and supplemental credited  service

               agreements entered into previously with  Lupberger

               including   the   agreement   entered   into    on

               January 31, 1986 (collectively referred to as "Non-

               Qualified Plans"), Lupberger will also receive the

               payments from both the Qualified and Non-Qualified

               Plans   in  an  estimated  amount  equal  to   the

               following:

               $4,455.02      Per month from Qualified Plan

                              beginning August 1, 1998.  This  is

                              based   on   the  assumption   that

                              Lupberger   elects  a   single-life

                              annuity  with  a  ten-year  certain

                              feature form of benefits.

               $64,957.76     Per  month from Non-Qualified Plans

                              beginning  August  1,  1998.   This

                              assumes a single life annuity  with

                              a  ten year certain feature.  Under

                              the  terms  of this Agreement,  the

                              Company  does  hereby  consent   to

                              Lupberger's  early commencement  of

                              benefits  under  the  Non-Qualified

                              Plans  in accordance with the terms

                              and conditions of such plans.

          f.   The  Non-Qualified Plans have a lump  sum  feature

               which provide Lupberger with the option of a  one-

               time  payment of $9,553,226 rather than  receiving

               $64,957.76  per  month  for Lupberger's  lifetime.

               Any  election  by Lupberger to receive  such  Non-

               Qualified  Plans benefits in a lump  sum  must  be

               made  in  writing prior to the expiration  of  the

               revocation period described in paragraph  14  and,

               if so elected, will be paid in accordance with the

               terms and conditions of such plans.

          g.   Lupberger  will,  effective  August  1,  1998,  be

               entitled   to   all   other  benefits,   if   any,

               specifically  provided for in the Qualified  Plan,

               Executive  Deferred Compensation Plan, the  Equity

               Ownership    Plan,   the   Defined    Contribution

               Restoration  Plan,  the Savings  Plan  of  Entergy

               Corporation  and Subsidiaries, the  Benefits  Plus

               Plans,   and  the  Gulf  States  Utilities   ESOP.

               Nothing stated herein shall be construed to  limit

               or  restrict Lupberger's participation or benefits

               under   the  Qualified  Plan,  Executive  Deferred

               Compensation Plan, the Equity Ownership Plan,  the

               Defined Contribution Restoration Plan, the Savings

               Plan of Entergy Corporation and Subsidiaries,  the

               Benefits Plus Plans, and the Gulf States Utilities

               ESOP  subject to the terms and conditions of  such

               plans.

          h.   Lupberger will return all Company property in  his

               possession   except  his  Company-owned   personal

               computer  which computer shall become his personal

               property   as  of  the  effective  date   of   the

               Agreement.

          i.   Lupberger shall be paid  his  accrued,

               unused vacation pay.

      3.    Nothing  in  this Agreement shall be  interpreted  or

construed  as  enlarging or reducing any of Lupberger's  existing

rights  under  any benefit plans in effect at the  Company.   All

payments  or benefits under any and all such benefit plans  shall be  made  strictly  in  accordance with  the  written  terms  and conditions  of said plans.  No payments due under this  Agreement including  payments which Lupberger has the  right  to  elect  to receive in a lump sum shall be made until after the expiration of the  seven  day  post-signing period set forth  in  paragraph  14 hereof  except  that the Company may, at its option,  waive  this provision  as  to  any  particular payment decided  upon  by  the

Company and may make such payment prior to the expiration of  the seven day post-signing period.

     4.   Lupberger agrees that the items referenced in paragraph

1  and  set forth in paragraph 2 above are consideration for  and are  in  full  accord,  satisfaction  and  final  compromise  and settlement  of any rights and/or claims Lupberger  may  have  for benefits  under,  or  for damages resulting  from  the  Company's

alleged   breach  of,  any  employment  provision,  contract   or

agreement, employee benefit plan, severance agreement,  incentive plan,  stock  option  plan or agreement and/or  for  any  alleged

violation   of   any   provision  of  the  Louisiana   Employment

Discrimination Law, La. R.S. 23:301, et seq., the Louisiana  Wage

Statute, La. R.S. 23:631, et seq., the Employee Retirement Income

Security  Act  of  1974,  29  U.S.C.,  1001,  et  seq.,  the  Age

Discrimination  in  Employment Act of 1967,  29  U.S.C.  621,  et

seq.,  Title  VII  of  the Civil Rights Act of  1964,  42  U.S.C.

2000e, et seq., as amended, the Americans with Disabilities  Act,

42  U.S.C. 12101, et seq., the Fair Labor Standards Act of  1938,

29  U.S.C. 201, et seq., as well as any other federal,  state  or local  civil  rights,  retaliation, pension or  welfare  benefit,

employment  discrimination,  employment  or  labor  laws,  and/or contract or tort laws, and any and all other claims for  any  and all  other monetary, legal and/or equitable relief which  are  or may  be related to Lupberger's employment with the Company or the termination of that employment.

      5.   Lupberger represents and warrants that no person other

than  Lupberger  is  entitled to assert any  claims  against  the

Released Parties based on or arising out of any rights or  claims of  any kind or character alleged to belong to Lupberger in or as a consequence of his employment with the Company, the termination thereof,  or  Lupberger's  contacts and  relationships  with  the

Released  Parties.   These representations and  warranties  shall

survive  the  execution of this Agreement.   Lupberger  does  not

waive  claims  that  may arise after the date this  Agreement  is fully  executed  and  which are based  on  acts  and/or  omission occurring  after  the  date  this Agreement  is  fully  executed.

Lupberger  also  acknowledges that it is  his  responsibility  to comply with the provisions of the Judgment dated March 23,  1998,

in the matter of Lupberger v. Lupberger, Case No. 97-16285, Civil

District  Court  for the Parish of Orleans, to  the  extent  said

Judgment  may pertain to any consideration set forth in paragraph

2 above.

       6.    Lupberger  hereby  agrees  to  defend  entirely   at

Lupberger's  own expense and to fully indemnify and forever  hold harmless  the  Released Parties from any  and  all  such  claims,

causes  of  actions  or demands that may be brought  against  the

Released Parties by anyone in connection with any alleged  injury or  damage claimed to result from Lupberger's employment with the

Company,  Lupberger's termination therefrom and any  relationship between Lupberger and the Released Parties.

      7.    Lupberger  agrees that any payment or other  form  of

consideration  and other terms and conditions set forth  in  this

Agreement are in compromise and settlement of any disputed claims relating  to the employment of Lupberger by the Company  and  the termination  of  Lupberger's employment,  whether  said  disputed claims  be  in tort, contract, or otherwise and that the  Company expressly  denies  any and all liability for  any  and  all  such disputed claims.

      8.    Lupberger agrees that he shall not institute, nor  be

represented  as  a party in, any lawsuit, charge, claim,  demand,

complaint  or other proceeding against or involving  the  Company and/or the Released Parties based on Lupberger's employment  with the Company, whether on an individual basis or class action basis or  otherwise, with or in any administrative agency,  regulatory,

judicial or other forum, under any federal, state or local  laws,

rules,  regulations or upon any other basis, based upon  any  act and/or  omission  occurring up to and  including  the  date  this

Agreement  is  fully executed and Lupberger  shall  not  seek  or

accept   any  award  or  settlement  from  any  such  source   or

proceeding.   If Lupberger institutes, is a party  to,  or  is  a

member  of any class that institutes any such action, Lupberger's claims  shall  be  dismissed or class membership terminated  with prejudice immediately upon the presentation and/or filing of this

Agreement  in such action; additionally, in that event, Lupberger agrees  that he will pay the Company and/or the Released  Parties their  costs, including reasonable attorney's fees, in  obtaining such  dismissal  of  any  claims  or  termination  of  any  class membership, other than the situation in which he is a  member  of the class involuntarily.

      9.    This Agreement shall not be filed with any Court  and

the  parties  agree that this Agreement may not be introduced  in

any   proceeding,  except  (a)  to  establish  conclusively   the

settlement  and  release  of all potential  claims  by  Lupberger against  the Company and/or the Released Parties, or a breach  of

this   Agreement,   or  (b)  as  required  by  applicable   laws,

regulations,   and  rules  including,  without  limitation,   any

disclosure   requirements  promulgated  by  the  Securities   and

Exchange  Commission, or which exist under  securities  laws;  or

(c) as ordered by any court, judicial, or administrative agency.

      10.  Lupberger and the Company agree to keep the facts  and particulars  of  this Agreement confidential and  pledge  not  to release any information concerning same to any person at any time before or following the execution of this Agreement, except:  (a)

as required by law or lawful process; (b) to secure advice from a legal  or  tax  advisor; (c) by Lupberger  only,  to  Lupberger's immediate  family  or to Lupberger's last divorced  wife  or  her attorneys; or (d) in a legal action or proceeding by Lupberger or

the  Released Parties to enforce the terms of the Agreement.   It

is  expressly agreed and understood that the provisions  of  this paragraph are material terms of this Agreement.

      11.   Lupberger  agrees  that Lupberger  shall  assume  all

responsibility for and shall indemnify and hold Company  harmless against  any and all claims, losses, damages, liabilities,  suits and  actions, judgments, costs, penalties and expenses including,

but  not  limited to, reasonable attorney's fees  and  litigation costs  and  expenses, resulting from any liability  or  claim  of liability asserted by any federal, state or local authorities for improper withholding or failure to pay taxes including,  but  not limited to, federal and/or state income taxes and social security and/or  Medicare taxes, with respect to any payment made pursuant to this Agreement.  Lupberger's indemnity shall not extend to the

Company's share, if any, of social security, Medicare,  or  other payroll  taxes  which are normally paid by an  employer  and  not withheld from an employee's paycheck, to the extent applicable by law.

      12.  Lupberger does not now seek, and agrees that Lupberger will  not  in the future seek employment or reemployment  in  any position  or capacity with the Company, except with the expressed prior written consent of the Company acknowledging the effect  of any  such reemployment on the terms of this Agreement.  Lupberger acknowledges  and recognizes that Lupberger is not now  and  will not in the future be eligible for reemployment by the Company and that  any such application can be rejected pursuant to the  terms of this Agreement.  Furthermore, Lupberger shall not, without the prior  written consent of the Company which consent may be freely withheld,  engage in any activity or employment that is  contrary to  the  interests of the Company or, for a period of  two  years after  August  1, 1998, which is in direct competition  with  any business  or business units owned and operated by the Company  as of the date of this Agreement in any place where the Company does business  including, without limitation, any Parish in the  State of Louisiana.

      13.   The  parties  agree that neither  Lupberger  nor  the

Company  will  engage in any communications of any  sort,  either internally  or  with  or  to  third parties,  which  in  any  way disparages  or tends to disparage the other, either as statements of  opinion  or of fact. Lupberger shall not divulge, communicate or  use to the detriment of the Company, or any of its affiliated companies,  or  use for the benefit of any person or  entity,  or misuse  in  any way, any confidential information or  proprietary information  or  trade  secrets of the  Company  or  any  of  its affiliated  companies,  including without  limitation  non-public financial  information, know-how, formulae or other technical  or operational data.  Lupberger agrees that any such information  or data  he  has  acquired  was received  in  confidence  and  as  a fiduciary of the Company or its affiliated companies.

     14.  Lupberger acknowledges that Lupberger was given twenty-

one  (21)  days to review this Agreement from the time  Lupberger received the Agreement, and that Lupberger was advised to  review the  Agreement with an attorney of Lupberger's choice.  Lupberger has  seven  (7) days after signing this Agreement to  revoke  the

Agreement  by notifying the Company in writing and returning  any

payments  made  by  the Company pursuant to  paragraph  2.   Such

notice   should  be  sent  to:  Daniel  Lund,  Esq.,  Montgomery,

Barnett,  Brown,  Read,  Hammond &  Mintz,  L.L.P.,  3200  Energy

Centre, 1100 Poydras Street, New Orleans, Louisiana 70163-3200.

      15.   This  Agreement represents the complete understanding

between  the  parties  to the Agreement.  No  other  promises  or agreements  shall  be  binding or shall  nullify  this  Agreement unless reduced to writing and signed by the parties hereto, or by counsel for and on behalf of the parties.  Lupberger affirms that the  only  consideration for his signing  this  Agreement  is  as stated herein, that no other promise or agreement of any kind has been  made  to or with him by any person or entity whatsoever  to cause  Lupberger  to execute this Agreement, and  that  Lupberger fully  understands  the  meaning and  intent  of  this  Agreement including,  but  no  limited to, its final  and  binding  effect.

Lupberger warrants that any attorney's fees or costs due or owing any  attorneys for representation of Lupberger will  be  paid  in full  by  Lupberger, and that Lupberger will defend  entirely  at

Lupberger's  own  expense and fully indemnify  and  forever  hold harmless the Released Parties from any actions, claims or demands against them by any attorney seeking attorney's fees or costs  in connection with legal representation of Lupberger.

      16.   Lupberger further affirms that he has carefully  read

the  foregoing "Confidential Settlement Agreement and Receipt and

Release,"  knows  and  understands  the  contents  thereof,  that

Lupberger  executes same as his own free act and deed and  it  is

his  intention  that  he  be  legally bound  thereby.   Lupberger

further  affirms that his attorneys have carefully explained  the terms,  conditions and final and binding effect of this Agreement

to   him,  answered  his  questions  fully,  and  that  Lupberger indicated  to his attorneys that he understood the Agreement  and its effect.

      17.  This Confidential Settlement Agreement and Receipt and

Release  may  be  executed  by  the  parties  hereto  in  several counterparts, each of which when so executed shall be  deemed  to

be   an  original,  but  all  such  counterparts  shall  together constitute  but  one and the same instrument, provided,  however,

that  this  act  shall not be effective as  to  any  party  until executed by all parties.

      18.  In the event that any provision of this Agreement

is  deemed to be invalid by reason of the operation  of  any law,  or  by reason of the interpretation placed thereon  by

any   court,  this  Agreement  shall  be  construed  as  not

containing  such provision and any and all other  provisions hereof which otherwise are lawful and valid shall remain  in full force and effect.

      IN  WITNESS WHEREOF, the undersigned have hereunto set

their hands this       day of              , 1998.

WITNESSES:

                                   EDWIN A. LUPBERGER



                                   ENTERGY CORPORATION AND
                                   ENTERGY SERVICES, INC.


                                   BY:
                                        DULY AUTHORIZED

STATE OF LOUISIANA

PARISH OF ORLEANS

                        VERIFICATION

     BEFORE ME, the undersigned Notary, personally came and appeared,

                     EDWIN A. LUPBERGER

who, after being duly sworn, did depose and say:

     I have read the foregoing Confidential Settlement

Agreement and Receipt and Release and understand the terms

thereof.  I have consulted my attorney with regard to this

Agreement.  By my signature below, I affirm that I have

signed the foregoing Agreement as my free act and deed for

the purposes stated therein.




                                   EDWIN A. LUPBERGER


SWORN TO AND SUBSCRIBED
BEFORE ME, NOTARY PUBLIC,
THIS              DAY OF
               , 1998.




         NOTARY PUBLIC

STATE OF LOUISIANA

PARISH OF ORLEANS

                        VERIFICATION

     BEFORE ME, the undersigned Notary, personally came and appeared,

                   ANTHONY J. CORRERO, III

who, after being duly sworn, did depose and say:

     As counsel for Edwin A. Lupberger, I hereby certify

that I have explained the foregoing Confidential Settlement

Agreement and Receipt and Release to my client and that he

understands and voluntarily agrees to its provisions.  By

signature below, I affirm that the items of consideration

set forth in paragraph 3 of the Agreement represent

consideration for a full and final settlement of any and all claims Lupberger may have against the Released Parties

including, but not limited to, claims for attorney's fees

and costs.  By signature below, I hereby waive any and all

claims against the above-described Released Parties for any

attorney's fees or costs due or owing myself or my firm as a result of legal representation in this matter.  By signature below, I agree that I will not disclose to any person or

entity the fact or contents of this Agreement or the

considerations therefor except as specifically provided for

in the Agreement.




                                   ATTORNEY FOR LUPBERGER


SWORN TO AND SUBSCRIBED
BEFORE ME, NOTARY PUBLIC,
THIS             DAY OF
         , 1998.




         NOTARY PUBLIC